UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2023

NABRIVA THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37558	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Alexandra House Office 225/227, The Sweepstakes, Ballsbridge, Dublin 4, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 816-6640

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	NBRV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

The Board of Directors (the “Board”) of Nabriva Therapeutics plc (the “Company”), after an assessment of the Company’s strategic options, approved a plan on January 4, 2023 to preserve the Company’s cash to adequately fund an orderly wind down of the Company’s operations (the “Cash Preservation Plan”).

Item 1.02.	Termination of a Material Definitive Agreement.

On January 5, 2023, the Company, in connection with the Cash Preservation Plan, repaid in full all outstanding amounts owed under the Loan and Security Agreement, dated as of December 20, 2018, by and among the Company, Nabriva Therapeutics Ireland Designated Activity Company, certain other subsidiaries of the Company from time to time party thereto, any bank and other financial institution or entity from time to time party thereto and Hercules Capital, Inc. (“Hercules”), as administrative agent and collateral agent. (as supplemented, amended or otherwise modified from time to time, the “Loan Agreement”). The Company’s total repayment to Hercules under the Loan Agreement was $4.5 million, including a principal, accrued and unpaid interest, fees and other expenses. Effective at the time of the repayment, the Loan Agreement was terminated, and Hercules released all security interests held on the assets of the Company and its subsidiaries.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

As part of the Cash Preservation Plan, the Board determined on January 4, 2023 to terminate all of its employees not deemed necessary to execute an orderly wind down of the Company. The Company also has terminated its agreement with Amplity Health, the contract sales organization responsible for promoting SIVEXTRO and XENLETA, to preserve cash, but will continue to make both products commercially available. The Company also expects to transition responsibility for the promotion and distribution of SIVEXTRO back to Merck & Co. Inc. and terminate that agreement over the coming months. The Company estimates that it will incur approximately $6.0 million for severance and other employee termination-related costs, including severance costs for members of the Amplity Health sales force, in the first quarter of 2023. The Company expects to substantially complete the workforce reduction by the end of the first quarter of 2023.

Item 8.01.	Other Events.

The description of the Company’s Cash Preservation Plan set forth under the heading “Introductory Note” above is incorporated by reference into this Item 8.01. In addition, as previously disclosed, the Company engaged Torreya Capital to facilitate the exploration of a range of strategic options, including potential in-licensing or out-licensing of commercial stage assets. While the Company continues to work with Torreya Capital on identifying and evaluating potential strategic options with the goal of maximizing value, the Company is currently focused as part of its Cash Preservation Plan on the sale of its existing assets, including Lefamulin and IV Fosfomycin. In the event that the Board determines that a liquidation and dissolution of the Company to be approved by shareholders is the best method to maximize shareholder value, the Company would file proxy materials with the SEC and schedule an extraordinary meeting of its shareholders to seek approval of such a plan as required.

On January 6, 2023, the Company issued a press release announcing its adoption of the Cash Preservation Plan. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
3.1	Press release issued by Nabriva Therapeutics plc, dated January 6, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

Any statements in this Form 8-K about future expectations, plans and prospects for the Company, including but not limited to statements about its ability to identify, assess and execute a strategic transaction, its ability to preserve cash in order to adequately fund an orderly wind down of the Company’s operations, the ability of shareholders and other stakeholders to realize any value or recovery as part of a wind down process, the Company’s workforce reduction and future charges expected to be incurred in connection therewith, the sufficiency the Company’s existing cash resources and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the Company’s ability to continue to pay its obligations in the ordinary course of business as they come due; successfully execute its commercialization plans for XENLETA and SIVEXTRO and whether market demand for XENLETA and SIVEXTRO is consistent with its expectations, the Company’s ability to build and maintain a sales force for XENLETA and SIVEXTRO, the content and timing of decisions made by the U.S. Food and Drug Administration and other regulatory authorities, the uncertainties inherent in the initiation and conduct of clinical trials, availability and timing of data from clinical trials, whether results of early clinical trials or studies in different disease indications will be indicative of the results of ongoing or future trials, uncertainties associated with regulatory review of clinical trials and applications for marketing approvals, the availability or commercial potential of CONTEPO for the treatment of cUTI, the extent of business interruptions resulting from the infection causing the COVID-19 outbreak or similar public health crises, the ability to retain and hire key personnel, the availability of adequate additional financing on acceptable terms or at all and such other important factors as are set forth in the Company’s annual and quarterly reports and other filings on file with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this Form 8-K represent the Company’s views as of the date of this Form 8-K. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nabriva Therapeutics plc

Date: January 9, 2023	By:	/s/ Daniel Dolan
Daniel Dolan
Chief Financial Officer